For more information, please contact:

COMPANY	INVESTOR RELATIONS
Xin Ma, CFO	David Rudnick, Account Manager
SkyPeople Fruit Juice, Inc.	CCG Investor Relations
Tel: China + 86 - 29-8837-7161	Tel: US +1- 646-626-4172
Email: oliver.x.ma@skypeoplefruitjuice.com	Email: david.rudnick@ccgir.com
Web: http://www.skypeoplefruitjuice.com	Web: http://www.ccgir.com

SkyPeople Fruit Juice Receives Funding from a Related Party

XI'AN , China , February 19, 2013 /PRNewswire-Asia-FirstCall/ -- SkyPeople Fruit Juice, Inc. (NASDAQ: SPU - News) ("SkyPeople" or "the Company"), a producer of fruit juice concentrates, fruit juice beverages and other fruit-related products, today announced that SkyPeople Juice Group Co., Ltd., a 99.78%-owned subsidiary of the Company, has entered into a one-year unsecured term loan agreement with SkyPeople International Holdings Group Limited, an indirect beneficial shareholder of the Company, for a principal amount of $8 million.  The loan bears an interest at 6% per annum, which the management of the Company believes to be lower than the currently available market interest rate.  The purpose of the loan is to fund the development of the sales network and channels of the Company’s Hedetang-branded fruit juice beverage business in China.

About SkyPeople Fruit Juice, Inc.

SkyPeople Fruit Juice, Inc., a Florida company, through its wholly-owned subsidiary Pacific Industry Holding Group Co., Ltd. (“Pacific”), a Vanuatu company, and SkyPeople Juice International Holding (HK) Ltd., a company organized under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), holds 99.78% ownership interest in SkyPeople Juice Group Co., Ltd. (“SkyPeople (China)”). SkyPeople (China) is engaged in the production and sales of fruit juice concentrates, fruit beverages, and other fruit related products in the PRC and overseas markets. Its fruit juice concentrates are sold to domestic customers and exported directly or via distributors. Fruit juice concentrates are used as a basic ingredient component in the food industry. Its brands, “Hedetang” and “SkyPeople,” which are registered trademarks in the PRC, are positioned as high quality, healthy and nutritious end-use juice beverages. For more information, please visit http://www.skypeoplefruitjuice.com.

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011 and otherwise in our SEC reports and filings, including the final prospectus for our offering. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.